Emission Reduction Purchase Agreement                                                                                                       Page 1 of 22

Exhibit 10.23

EMISSION REDUCTION PURCHASE AGREEMENT (ERPA)

[Chinese translation]

Treatment of Urban Domestic Refuse and Resource Utilization in Pingyuan Country

[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                   Page 2 of 22

between

(The "Purchaser") [Chinese translation]

ECOLOCAP SOLUTIONS (CANADA) INC (ECOLOCAP)
[Chinese translation]

740 St. Maurice suite 102
Montreal, QC H3C 1L5
Canada
Tel: 5148763907 Fax: 5148764080
Email: trivutruong@ecolocap.com

President-CEO: Dr. Tri Vu Truong

and

(the " Seller"), henceforth “PROJECT PROPONENT”
[Chinese translation]

Shandong Chengzeyuan Environment Protection Engineering Co., Ltd.
[Chinese translation] (“Owner”)

Address: Xisi Road 265, Dongying City, Shandong Province, CHINA
[Chinese translation]

Telephon[Chinese translation] 15345451111
Fax [Chinese translation]: 0546-8206866
Email: chengzeyuan_xiao@163.com

President [Chinese translation] [Chinese translation] / Li Shengguo

Both parties have agreed to sign the Reduction Emission Purchase Agreement (Agreement) with the following terms and conditions:
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                       Page 3 of 22

Interpretation and Definitions [Chinese translation]

In this Agreement, unless otherwise required by the context, all terms shall have the meaning set forth in the definitions below.
[Chinese translation]

Agreement:	Means this Emission Reduction Purchase Agreement. [Chinese
[Chinese	translation]
translation]

Annex B	Means the countries listed in Annex B to the Kyoto Protocol having
Countries:	committed themselves to reduce or limit their GHG emissions.
[Chinese	[Chinese translation]
translation]

Annex I	Means the parties to the UNFCCC listed in Annex I thereto (Annex I
Countries:	consists of industrial countries and countries in transition). [Chinese
[Chinese	translation]
translation]

Anticipated	Means up to ( ) Certified Emission Reductions (CERs) per annum
Emission	during the Crediting Period, anticipated be generating by the Project
Reduction:	and calculating in accordance with the Kyoto Rules. [Chinese
[Chinese	translation]
translation]

Baseline:	Means the scenario that reasonably represents the anthropogenic
[Chinese	emissions of GHG that would occur in the Host Country in the
translation]	absence of the Project, determined in accordance with the Kyoto
Rules. [Chinese translation]

Business Day:	Means a day on which banks are open for general business in China.
[Chinese	[Chinese translation]
translation]

Carbon Dioxide	Means a metric measure used to compare the emissions of various
Equivalent:	GHG based upon their global warming potential. [Chinese
[Chinese	translation]
translation]

Certification:	Means the written confirmation by an Operational Entity of an
[Chinese	Emission Reduction resulting from a CDM project and having passed
translation]	the Verification procedure according to the Kyoto Rules. [Chinese translation]

Certified	Means a unit of Emission Reduction issued pursuant to Article 12 of
Emission	the Kyoto Protocol and the requirements of the Kyoto Rules
Reduction

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                                       Page 4 of 22

(CER):	(including Certification), equal to one metric ton of Carbon Dioxide
[Chinese	Equivalent resulting from a CDM project. [Chinese translation]
translation]

Clean	Means the flexible mechanism established by Article 12 of the Kyoto
Development	Protocol providing for Annex I Countries to implement projects that
Mechanism	reduce emissions in non-Annex I Countries in return for CERs and
(CDM):	assist the non-Annex I Countries in achieving sustainable
[Chinese	development and contributing to the ultimate objective of the
translation]	UNFCCC. [Chinese translation]

Crediting	Means, until December 31, 2026. [Chinese translation]
Period:
[Chinese
translation]

Emission	Means reduction in emission of GHG achieved, calculated in
Reduction:	accordance with the Kyoto Rules. [Chinese translation]
[Chinese
translation]

Executive	Means the international authority elected by the representatives of the
Board:	parties to the Kyoto Protocol responsible for monitoring the CDM
[Chinese	process. [Chinese translation]
translation]

First
Commitment	Means, from 21 , October, 2008 until 31 December, 2012.
Period:	[Chinese translation]
[Chinese
translation]

Force Majeure:	Means any circumstance or condition beyond the control of either
[Chinese	party to this Agreement affecting the performance of its obligations
translation]	under this Agreement including in particular wars, insurrection, natural disaster or equivalent circumstances. [Chinese translation]

Greenhouse	Means the six gases listed in Annex A to the Kyoto Protocol.
Gases (GHG):	[Chinese translation]
[Chinese
translation]

Host Country:	China [Chinese translation]
[Chinese
translation]

Kyoto Protocol:	Means the protocol to the UNFCCC adopted at the third conference
[Chinese	of the parties to the UNFCCC in Kyoto, Japan, on December 11,
translation]	1997

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                             Page 5 of 22

Kyoto Rules:	Means the UNFCCC, Kyoto Protocol, the Bonn agreement, the
[Chinese	Marrakech Accords, any relevant decisions, guidelines, modalities
translation]	and procedures made pursuant to them and/or any succeeding
international agreements as amended and/or supplemented from time to time and which include those rules specifically required to be met for the issuing and transfer of CERs. /UNFCCC [Chinese translation]

Letter of	Means a binding approval of the Project by the Host Country together
Approval	with an approval of the transfer of CERs. [Chinese translation]
(LOA):
[Chinese
translation]

Monitoring	Means an annual report to be provided by Owner setting out the total
Report:	number of Emission Reductions generated by the Project during the
[Chinese	previous year according to the Kyoto Rules, international Monitoring
translation]	rules and the PDD. [Chinese translation]

Monitoring:	Means the collection and record of data allowing the assessment of
[Chinese	reductions in GHG emissions resulting from the Project conducted in
translation]	accordance with the Kyoto Rules. [Chinese translation]

Designated	Means an independent entity accredited by the Executive Board being
Operational	the executive body for CDM and inter alias responsible for
Entity:	determining whether a project and the resulting Emission Reductions
[Chinese	meet the requirements of Article 12 of the Kyoto Protocol. [Chinese
translation]	translation]

Project Design	Means a detailed description of the Project to be submitted for
Document	Validation prepared in accordance with the Kyoto Rules, the UFG
(PDD)	and the Directive and attached as Annex [iv]. The Purchaser will be
[Chinese	responsible for providing PDD development for Registration of the
translation]	Project. [Chinese translation]

Project:	Means the proposed CDM project described in the PDD and other
[Chinese	documents describing the implementation and economics of the
translation]	Project attached in Annex [iii]. [Chinese translation]

Registration:	Means the official registration of a CDM project by the Executive
[Chinese	Board according to the Kyoto Rules. [Chinese translation]
translation]

UNFCCC:	Means the United Nations Framework Convention on Climate
Change adopted in New York on May 9, 1992. [Chinese translation]

Unit Price:	Means the price payable by Purchaser to Project Proponent per
[Chinese	Certified Emission Reduction (CER) unit: [Chinese translation]
translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement Page 6 of 22

The purchase unit price paid by EcoloCap Solutions Canada Inc to
Chinese Project Proponent for the CER is fixed at 9.0 Euro/CER for the year 2008 to 2012 and a new agreement for purchase unit price will be negotiated for the next two periods of extension. [Chinese translation]

For the first payment, a one time amount of 50,000 Euro will be paid to Ecolocap Solutions Inc for the reimbursement to Ecolocap for its advance cash for the costs relating to CDM process. Other expenses will be paid by EcoloCap. [Chinese translation]

Term:	Ecolocap Solutions Inc will purchase certified CERs generated by
[Chinese	this project for the year 2008 to 2012 with options of extension for
translation]	two other periods of 7 years, the period 2013-2026, with the same terms and conditions except for the price which will be renegotiated.
[Chinese translation]

Validation:	Means the assessment of the PDD, including the Baseline, by an
[Chinese	Operational Entity, determining its compliance with the Kyoto Rules.
translation]	[Chinese translation]

Verification:	Means the periodic independent review and ex post determination of
[Chinese	the monitored reductions in GHG emissions that the Project has
translation]	achieved during a specified period of time by an Operational Entity in accordance with the Kyoto Rules. The project's owner will be
Responsible for providing periodical monitoring. [Chinese
translation]

Unless otherwise specified, references to clauses are clauses of this Agreement, references to legal provisions are references to such provisions as in effect from time to time, use of a gender includes any gender and use of the plural includes the singular and vice versa where the context requires.
[Chinese translation]

All headings and titles are inserted for convenience only and shall not be deemed part of this Agreement or taken into consideration in its interpretation.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                   Page 7 of 22

1.	Preamble

The Project is located on the territory of the Host Country.

2.	Contractual Obligations [Chinese translation]

2.1.	Anticipated Emission Reductions [Chinese translation]

2.1.1.	Upon Registration of the Project, Purchaser shall endeavor to implement the
Project in accordance with the PDD and other documents describing the implementation and economics of the project attached in (Annex iv) at its own risk and expense (Annex ii). It is hereby acknowledged and agreed between the
Parties hereto that Purchaser does not warrant the generation of, and is not obliged to generate, any CERs, whether by the Project or otherwise.
[Chinese translation]

2.1.2.	If the Project generates CERs during the crediting period, Project Proponent shall, to the extent it is legally possible and permissible, exclusively transfer to
Purchaser all rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in the Anticipated Emission
Reductions.
[Chinese translation]

2.1.3.	Purchaser shall pay to Project Proponent the Unit Price for each Anticipated
Emission Reduction generated by the Project and in which the Project
Proponent's rights are transferred to Purchaser in accordance with clause 3 below.
[Chinese translation]

2.2.	Emission Reductions generated after the Crediting Period [Chinese translation]

If the Project generates any Certified Emission Reductions after the Crediting
Period, Purchaser shall enter into negotiations with Project Proponent with a view to concluding an agreement on the purchase of such Certified Emission
Reductions based on the principles of this Agreement but amended in order to reflect the international and/or national rules then applicable.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                Page 8 of 22

3.	Transfer [Chinese translation]

Transfer to Purchaser of all the rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in a Certified
Emission Reduction shall have occurred upon the transfer of CER’s certificate from the register of the Executive Board to a register in favor of Purchaser. This transfer shall be made immediately as soon as the EB officially approve the
Project registration.
[Chinese translation]

4.	Payment [Chinese translation]

4.1.	Payment for Certified Emission Reductions [Chinese translation]

4.1.1.	Payment by Purchaser to Project Proponent for the Certified Emission
Reductions shall be made within 50 Business Days after the CER’s certificate are delivered to Purchaser. Purchaser shall transfer money into the account of
Project Proponent, after the CER certificate is issued by the EB following each monitoring realized by the DOE.
[Chinese translation]

4.1.2.	All payments shall be made through the account of Ecolocap which has been registered for the Project when the PDD is submitted to EB for approval. This account is in the EB’s common account
[Chinese translation]

4.1.3.	All payments shall be made in US Dollars.
[Chinese translation]

4.2.	Costs and Expenses [Chinese translation]

4.2.1.	Subject to clause 4.2.2 below, all fees, costs or other expenses in connection with the Registration and the transfer of CERs shall be borne by Purchaser including VAT, if any, according to VAT law applied in China.
[Chinese translation]

4.2.2.	The share of the proceeds from CERs generated by the Project to be used to cover administrative expenses and to assist developing countries that are particularly vulnerable to the adverse effects of climate change to meet the costs of adaptation according to the Kyoto Rules shall be borne by the Project
Proponent.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                     Page 9 of 22

4.2.3.	The Project Proponent should provide necessary information to the Purchaser for the preparation of documents required for PIN (project idea note), PDD (project design document), the validation, the verification/certification, and the registration with CDM Executive Board (Annex i). All costs accrued to each of the Parties in negotiating, preparing, executing and carrying into effect of this
Agreement, shall be borne by each of the Parties themselves.
[Chinese translation]

5.	Termination and Remedies [Chinese translation]

5.1.	Either Party (the "Non-defaulting Party") shall be entitled to terminate this
Agreement by written notice to the other Party with immediate effect if any of the following events occurs:
[Chinese translation]

5.1.1.	In case the Project is not register as a valid CDM Project activity with the CDM
EB within eighteen (18) months upon execution of the ERPA, (which will be signed not later than three (3) months after the signature of this term sheet), either party shall have the right to terminate its rights and obligations under the
ERPA.
[Chinese translation]

5.1.2.	In any given Contract Period, if the verification of the Project’s CERs is delayed by 90 days or more due to the Project Proponent ’s or Purchaser’s fault and/or misconduct, each of the non-defaulting parties shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

5.1.3.	In case the project is not commissioned within eighteen (18) months following the date of the ERPA, each Purchaser shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

5.1.4.	Upon occurrence of an event of default or any other termination event in respect of the Project Proponent or of Purchaser as provided in the ERPA, each of the non-defaulting parties shall have the right to terminate its rights and obligations under the ERPA.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                   Page 10 of 22

5.2.	Force Majeure [Chinese translation]

Should either Party be impeded wholly or in part from fulfilling any of its obligations under the Agreement for reasons of Force Majeure, such obligation shall be suspended to the extent and for as long as such obligation is affected by
Force Majeure and the impeded Party shall be entitled to such extension of time as may be reasonably necessary.
[Chinese translation]

Either Party shall notify the other Party of the existence and date of beginning of an event of Force Majeure that is likely to impede its performance under the
Agreement within 20 business days after having obtained knowledge of any such event. Either Party shall likewise advise the other of the date when such event ended and shall also specify the re-determined time by which the performance of its obligations hereunder is to be completed.
[Chinese translation]

Project Proponent and Purchaser shall consult with each other with a view of determining any further appropriate action if a condition of Force Majeure is to continue after 20 business days from the date of giving notice thereof.
[Chinese translation]

Neither Party shall be liable for damages or have the right to terminate this
Agreement for any delay in performing hereunder if such delay is caused by
Force Majeure; provided, however, that the non-impeded Party shall be entitled to terminate such part of the Agreement that remains unfulfilled, if the condition of Force Majeure is to continue after 6 months from the date of giving notice thereof.
[Chinese translation]

6.	Change in Circumstances [Chinese translation]

If any change in circumstances (i.e. a change of scientific basics or applicable standards relating to the Baseline methodology and/or the applicable criteria for
Verification and Certification of the resulting Emission Reductions) occurs which substantially affects the Project, the Parties to this Agreement shall enter into negotiations with a view to adapt the Project and its implementation or any relevant provision of this Agreement, as may be necessary or useful. A change in circumstances shall in no event be considered substantially affecting the
Project if at least 50% of the Anticipated Emission Reductions can be generated.
[Chinese translation]

The Parties to this Agreement shall cooperate and make their best efforts to enable the continuation of the Project in accordance with the new circumstances

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                              Page 11 of 22

and to achieve the generation and transfer of the Anticipated Emission
Reductions.
[Chinese translation]

If any of the documents related to the Project and submitted at any time during the term of this Agreement fails to be approved by such authority whose approval is required under the Kyoto Rules or otherwise appears to be non-
compliant with any relevant standards or conditions of the Kyoto Rules, Project
Proponent and Purchaser shall discuss whether or not the relevant documents are to be revised and resubmitted.
[Chinese translation]

7.	Conditions Precedent [Chinese translation]

This Agreement shall enter into force upon satisfaction of the following condition precedent: [Chinese translation]

Conclusion of a binding agreement with the Host Country.
[Chinese translation]

8.	Miscellaneous [Chinese translation]

8.1.	Assignment and Subcontracting [Chinese translation]

Because the interests of Project Proponent is paid by Purchaser, Project
Proponent shall not, without the written consent of Purchaser, assign or transfer the Agreement or the benefits or obligations thereof or any part thereof to any other person.
[Chinese translation]

Purchaser may transfer any of its rights or obligations under the ERPA to any third party (“assignee”) without consent of Project Proponent. However,
Purchaser shall inform Project Proponent for these transfers if any. Rights and obligations between Purchaser and Project Proponent remain the same after the transfer.
[Chinese translation]

Within 90 business days before the first commitment period come to an end, both Parties shall renegotiate to continue the agreement. If over 30 days, starting

Initial: Project Proponent:_____nitial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                              Page 12 of 22

the day on which the first commitment period ends, both Parties can not come to an agreement, Project Proponent has full power to assign the Agreement to any other person without legal ties from Purchaser. [Chinese translation]

8.2.	Confidentiality and Disclosure [Chinese translation]

The Parties shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement and the subject matter of this Agreement.
[Chinese translation]

No Party shall disclose any such confidential information to any third party, except in those circumstances where disclosure is required in order to comply with any laws or regulations, including without limitations of the Kyoto Rules.
[Chinese translation]

8.3.	Notices [Chinese translation]

Any communications to be made under or in connection with this Agreement shall be made in writing (including by facsimile) to the address or facsimile number, from time to time designated by the Party to whom the communication is to be made to the other Party for that purpose.

[Chinese translation]

A communication shall only be considered as legal effect if it is posted and confirmed by both Parties.

8.4.	Entire Agreement [Chinese translation]

This Agreement embodies the whole and only agreement of the Parties with respect to the subject matter hereof, and no prior or contemporaneous oral or written agreement or understanding shall be deemed to constitute a part of this
Agreement, unless expressly referred to herein, or attached hereto, or specifically incorporated by reference herein. The Annexes and schedules to this Agreement constitute integral parts of this Agreement and shall therefore be deemed part of this Agreement.
[Chinese translation]

8.5.	Amendments [Chinese translation]
This Agreement may only be amended with the written consent of the Parties

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                       Page 13 of 22

hereto.
[Chinese translation]

8.6.	Severability [Chinese translation]
If any part or provision of the Agreement is or becomes illegal, void or unenforceable in any respect, the remaining parts or provisions shall not be affected or impaired. Any deficiency in the Agreement resulting there from shall be amended by way of interpretation of the Agreement having due regard to the Parties intent.
[Chinese translation]

8.7	Governing law [Chinese translation]
This Agreement shall be governed and construed in accordance with Chinese law excluding its rules on conflicts of laws.
[Chinese translation]

8.8.	Jurisdiction [Chinese translation]

Any dispute, claim or controversy arising out of or relating to this agreement will be settled by arbitration at Hong Kong International Arbitration Center
(“HKIAC”) in Hong Kong under the UNCITRAL Arbitration Rules. The number of arbitrators will be three and the arbitrators will be appointed in accordance with the UNCITRAL Rules and the HKIAC Procedures for the
Administration of international Arbitration (the “HKIAC Procedures”).The arbitration proceeding will be administered by HKIAC in accordance with the
HKIAC Procedures. The legal place of the arbitration will be Hong Kong and the language to be used in the arbitral proceedings will be English. All arbitration costs (including legal costs) will be borne by the unsuccessful party unless otherwise determined by the arbitration tribunal.
[Chinese translation]

8.9.	Counterparts [Chinese translation]

This Agreement shall be executed in two counterparts with one copy for Project
Proponent and one for Purchaser. If there are any discrepancies between the
English and the Chinese version, the English version will prevail.
[Chinese translation]

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                Page 14 of 22

PARTIES TO THE AGREEMENT [Chinese translation]

WHEREOF the parties have agreed to the terms and conditions of this agreement as outlined above, this .... 21st (Day) of ... Oct..., 2008, in the presence of:
[Chinese translation]:

Purchaser:

DR. TRI VU TRUONG
President-CEO: Dr. Tri Vu Truong
Project
Proponent:

LI, SHENGGUO
General Director: Li, Shengguo

Witness No 1	Witness No 2

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                 Page 15 of 22

ANNEX i:

1. The salient features of Treatment of Urban Domestic Refuse and Resource Utilization in Pingyuan County Project

2. Project time schedule:

- The year 2008:
- The year 2009:
- The year 2009 – 2010:;
- The year 2011:

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                         Page 16 of 22

ANNEX ii:

WORK FLOW OF CDM ACTIVITY

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                     Page 17 of 22

ANNEX iii:

SUMMARY OF FEASIBILITY STUDY (FS) AND
ENVIRONMETAL IMPACT ASSESSMENT (EIA)

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                   Page 18 of 22

ANNEX iv:

PROJECT DEVELOPMENT DOCUMENT (PDD)

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement                                                                                                                                            Page 19 of 22

ANNEX I [Chinese translation] The salient features of Treatment of Urban Domestic Refuse and Resource
Utilization in Pingyuan Country, Dezhou City, Shangdong Province

[Chinese translation]

No/Stt	[Chinese translation]	[Chinese translation]	[Chinese translation]
[Chinese translation]

1	Solid waste characterization/ [Chinese translation]
	Paper & Textile[Chinese translation]	%	3.8
	Garden and park waste [Chinese translation]	%
	Food waste [Chinese translation]	%	61
	Wood and Straw waste Chinese translation]	%
	Inert [Chinese translation]	%	35.2
2	Solid waste quantity (Historical) Year 2006 [Chinese translation]	Tons/year	200750
3	Solid waste quantity (Historical) Year 2007 [Chinese translation]	Tons/year	211700
4	Solid waste quantity (projected) Year ____________________ [Chinese translation]	Tons/year	222650
5	Average solid waste density [Chinese translation]	Kg/m3	360
	[Chinese translation]
7	Treatment capacity [Chinese translation]	Tons/year	220000
8	Treatment type [Chinese translation]	Aerobic [Chinese translation]	Aerobic
9	CO2 emissions during treatment [Chinese translation]	TCO2/ton solid waste	0.0328
	[Chinese translation]
10	Average round trip to supply solid waste [Chinese translation]	Km	45
11	Number of trips - transportation of solid waste [Chinese translation]	Trips/day	61
12	Average load - transportation of solid waste [Chinese translation]	tons/truck [Chinese translation]	10
13	Fuel consumption - transportation of solid waste [Chinese translation]	L/kg solid waste	0.0019

Initial: Project Proponent:____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement Page 20 of 22

[Chinese translation]
27	ACM methodology employed to calculate emission reduction [Chinese translation]	ACM#	AM0025
28	Estimation of the emission reduction CERs [Chinese translation]
	2009	T CO2e/year	0
	2010	T CO2e/year	6308
	2011	T CO2e/year	19665
	2012	T CO2e/year	32253
	Average (2010-2026)	T CO2e/year	87814
ECOLOGICAL [Chinese translation]
29	Are there any other areas on or around the location which are important or sensitive for reasons of their ecology e.g. wetlands, watercourses or other water bodies, the coastal zone, mountains, protected forests or
	woodlands, which could be affected by the project? [Chinese translation]	Yes/no	No
30	Are there any areas on or around the location which contain important, high quality or scarce resources e.g. groundwater, surface waters, forestry, agriculture, fisheries, minerals, which could be affected by the project?
	[Chinese translation]	Yes/no	No
31	Is the project location susceptible to earthquakes, subsidence, landslides, erosion, flooding or extreme or adverse climatic conditions e.g. temperature inversions, fogs, severe winds, which could cause the project to present
	environmental problems? [Chinese translation]	Yes/no	No

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement Page 21 of 22

SOCIAL [Chinese translation]
32	Are there existing land uses on or around the location e.g. homes, other private property, industry, commerce, historic or cultural importance, public open space, community facilities, agriculture, forestry, tourism, or
	quarrying which could be affected by the project? [Chinese translation]	Yes/no	No
LEGAL [Chinese translation]
33	Permit has been granted by all concerned stakeholders (developer, community, population, Ministry of Resource Environment or other governmental agencies)? (If yes, please provide copies separately) [Chinese
	translation]	Yes/no List of permits and approvals [Chinese translation]	No
	FINANCIAL [Chinese translation]
34	Sales [Chinese translation] Fertilizer [Chinese translation] Plastic pellets [Chinese translation] Bricks [Chinese translation]	Tonnes/year Tonnes/year Tonnes/year	54000 600 900
35	Revenues (including VAT) [Chinese translation] Fertilizer [Chinese translation] Plastic pellets [Chinese translation] Bricks [Chinese translation]	10[6] USD/tonne 10[6] USD/tonne 10[6] USD/tonne	9.15 0.175 0.3947
36	Total forecasted investment cost (interest not included) [Chinese translation]	10[6] USD	19.38
38	Amount in equity currently available? [Chinese translation]	10[6] USD	9.88
39	Secured borrow amount? [Chinese translation]	10[6] USD	9.94
40	Borrow secured interest rate(s) [Chinese translation]	%	7.83

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____

Emission Reduction Purchase Agreement Page 22 of 22

41	If financing has not completed, which amount is missing to complete financing? [Chinese translation]	10[6]USD
42	Financing characterization [Chinese translation]
Equity [Chinese translation],
Bank [Chinese translation],
Government subsidy [Chinese translation],
Government loan [Chinese translation],
	Other [Chinese translation]	% % % % %	49.85 50.15
43	What is forecasted IRR of the project without supplement money of CDM? [Chinese translation]	%	7.49%
44	What is forecasted IRR of the project with supplement money of CDM? [Chinese translation]	%	10.65%
45	What is the forecasted Return On Investment (ROI) of the project? [Chinese translation]	%	7.03%
46	Have you started infrastructure work? [Chinese translation] If yes, When did you start? [Chinese translation] If yes, what are the works already completed? [Chinese translation]	Yes/no Date [Chinese translation] List [Chinese translation]	NO

Initial: Project Proponent:_____Initial: Ecolocap Solution (Canada) Inc. :_____